UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 30, 2018

ASCENT CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Chief Executive Officer
On March 31, 2018, the employment agreement dated February 9, 2009 between Ascent Capital Group, Inc. (the “Company”) and William R. Fitzgerald (as amended, the “Fitzgerald Employment Agreement”), pursuant to which, among other things, Mr. Fitzgerald served as Chairman of the Board and Chief Executive Officer of the Company, expired in accordance with its terms. Mr. Fitzgerald will continue to serve as Chairman of the Board until such time as he ceases to be a member of the Board or, if earlier, until the Board elects another member of the Board to serve in such position. On March 30, 2018, pursuant to the terms of the bylaws of the Company, the Board passed a resolution to permit Mr. Fitzgerald to serve as the non-executive Chairman of the Board, effective April 1, 2018. Mr. Fitzgerald will continue to serve on the Executive Committee. In connection with his continued service on the Board, the Board has approved an annual cash retainer fee for Mr. Fitzgerald in an amount of $282,500 (annualized), payable quarterly in arrears, and an annual award of restricted stock in an amount and on terms generally consistent with the restricted stock awards granted to the Company’s other non-employee directors. Further, in connection with his continued service as Chairman of the Board, the Board has granted to Mr. Fitzgerald: (i) a one-time $400,000 performance award with a performance condition that relates to the capital structure of the Company and (ii) a one-time $400,000 performance award that is contingent upon the successful completion of a material transaction that enhances stockholder value, as determined by the Compensation Committee of the Board (the “Compensation Committee”). Each award consists of 54,348 performance-based restricted stock units (“PRSUs”) with a grant date fair market value of $200,000 and $200,000 payable in cash, if earned. The PRSUs will vest and the cash amount will be paid, in each case, to Mr. Fitzgerald when and if the Compensation Committee is satisfied that the performance condition has been met.
On March 30, 2018, the board of directors of the Company (the “Board”) appointed William E. Niles, Executive Vice President, General Counsel and Secretary of the Company, to succeed Mr. Fitzgerald as Chief Executive Officer effective on April 1, 2018. Mr. Niles, age 54, has served as Executive Vice President, General Counsel and Secretary of the Company since its spin-off from Discovery Holding Company in September 2008, and also served as Executive Vice President and General Counsel of Ascent Media Group, LLC (“AMG”) from January 2002 until the sale of AMG in December 2010. From August 2006 through February 2008, Mr. Niles was a member of AMG’s executive committee. Prior to 2002, Mr. Niles was a senior executive handling legal and business affairs within AMG and its predecessor companies. Mr. Niles is also a director of Monitronics International, Inc. (“MONI”), the principal operating subsidiary of the Company, and also serves as its Executive Vice President and Secretary. In addition to serving as Chief Executive Officer, Mr. Niles will continue to serve as the General Counsel and Secretary of the Company.
Amended and Restated Employment Agreement with William E. Niles
On April 2, 2018, the Company and Mr. Niles, entered into an amended and restated employment agreement (the “2018 Niles Agreement”), which amended and restated the Amended and Restated Employment Agreement, dated May 31, 2011, as thereafter amended, between the Company and Mr. Niles (the “Original Niles Agreement”). The 2018 Niles Agreement sets forth the terms and conditions of Mr. Niles’ employment as Chief Executive Officer, General Counsel and Secretary of the Company. The terms of the 2018 Niles Agreement are substantially similar to the terms of the Original Niles Agreement except as follows.

Title: Mr. Niles’s title is Chief Executive Officer, General Counsel and Secretary of the Company.

Base salary: Mr. Niles’s initial base salary will be $500,000, subject to annual review.
Bonus: Beginning with the 2018 fiscal year, Mr. Niles will be eligible for an annual bonus with a target of 75% of base salary determined by the Compensation Committee in its sole discretion based on the achievement of such criteria as the Compensation Committee may establish in its sole discretion.
Severance: If the Company terminates the employment of Mr. Niles without cause (as such term is defined in the 2018 Niles Agreement) or if Mr. Niles terminates his employment with good reason (as such term is defined in the 2018 Niles Agreement), the Company would become obligated to pay a severance payment equal to: (i) if the termination occurs prior to a change of control, an amount equal to two times the sum of (A) annual base salary plus (B) his target bonus of 75% of his base salary or (ii) if a termination occurs concurrently with or following a change of control, an amount equal to two and one-half times the sum of (x) his annual base salary plus (y) his target bonus of 75% of his base salary.

On March 30, 2018, the Board granted to Mr. Niles an award of 50,000 restricted stock units, which will vest ratably over four quarters beginning on April 1, 2018. They also granted to Mr. Niles: (i) an award of 25,000 PRSUs with a performance condition that relates to the capital structure of the Company and (ii) an award of 25,000 additional PRSUs contingent upon the successful completion of a material transaction that enhances stockholder value, as determined by the Compensation Committee.
Item 7.01. Regulation FD.
On April 5, 2018, the Company issued a press release, attached hereto as Exhibit 99.1, announcing Mr. Niles’s appointment as Chief Executive Officer of the Company.
This Item 7.01 and the press release attached hereto are being furnished to the Securities and Exchange Commission in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Ascent Capital Group, Inc. dated April 5, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2018

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Chief Executive Officer, General Counsel and Secretary

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